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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999, except for Note 9, as to which the date is March 25, 1999, in the Registration Statement (Form S-3) and related Prospectus of KeraVision, Inc. for the registration of 4,600,000 shares of its common stock.

                                          /s/  Ernst & Young LLP

San Jose, California
July 13, 1999